Exhibit 10.2

SPONSOR Support AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of March 18, 2024, is entered into by and among ShoulderUp Technology Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), ShoulderUp Technology Acquisition Corp., a Delaware corporation (“ShoulderUp”), and SEE ID, Inc., a Nevada corporation (collectively with any predecessor entities, the “Company”), and each of the undersigned individuals, each of whom is a member of the board of directors of ShoulderUp (the “Directors” and each a “Director”).

RECITALS

WHEREAS, concurrently herewith, ShoulderUp, CID HoldCo, Inc., a Delaware corporation and wholly-owned subsidiary of ShoulderUp (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“SEI Merger Sub”), and the Company are party to that certain Business Combination Agreement, dated as of March 18, 2024 (the “BCA”), pursuant to which, on the Closing Date (as defined in the BCA), (i) ShoulderUp Merger Sub will merge with and into ShoulderUp, with ShoulderUp surviving the merger, and (ii) SEI Merger Sub will merge with and into SEI, with SEI surviving the merger (collectively, the “Business Combination”);

WHEREAS, as a condition and inducement to the willingness of ShoulderUp and the Company to enter into the BCA, and to consummate the Transactions, ShoulderUp, the Company and the Sponsor are entering into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the BCA.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Sponsor, ShoulderUp and the Company hereby agree as follows:

1. Agreement to Vote. The Sponsor and each Director, in their capacity as a stockholder of ShoulderUp, hereby unconditionally and irrevocably agree that at any meeting of the stockholders of ShoulderUp (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and any written consent of the stockholders of ShoulderUp (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours, after ShoulderUp requests such delivery), the Sponsor and each Director shall:

a. when such meeting is held, appear at such meeting or otherwise cause all shares of ShoulderUp’s Common Stock which it holds, whether as shares or as a constituent part of a unit of securities (collectively, the “Sponsor Shares”), to be counted as present thereat for purposes of establishing a quorum; and

b. vote in favor of (i) the approval and adoption of the BCA and approval of the Business Combination and all other transactions contemplated by the BCA (including any other circumstances upon which a consent or other approval is required under the ShoulderUp organizational documents or otherwise sought with respect to, or in connection with, the BCA or the Transactions) or, if there are insufficient votes in favor of approval and adoption of the BCA and approval of the Business Combination, in favor of the adjournment of such meeting to a later date; and (ii) each of the proposals and any other matters necessary or reasonably requested by ShoulderUp for consummation of the Business Combination and the other transactions contemplated by the BCA. Sponsor and each Director acknowledges receipt and review of the BCA; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against (i) any Alternative Transaction other than with the Company; and (ii) any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ShoulderUp under the BCA or that would reasonably be expected to result in the failure of the Business Combination from being consummated; and (iii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the BCA, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or any Director contained in this Agreement.

2. Transfer of Shares. The Sponsor and each Director agrees that they each shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Sponsor Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Sponsor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Sponsor Shares, or (d) elect to cause ShoulderUp to redeem any Sponsor Shares now or at any time legally or beneficially owned by Sponsor or such Director, or submit or surrender any of its Sponsor Shares for redemption, in connection with the Transactions; provided, that the foregoing shall not prohibit the transfer of the Sponsor Shares to a controlled affiliate of such Sponsor or any Director, but only if such controlled affiliate of such Sponsor or any Director shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

3. No Solicitation of Transactions. The Sponsor and each Director agrees not to directly or indirectly, through any officer, director, Representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction in violation of the BCA. Sponsor and each Director shall, and shall cause its or her affiliates (as defined in the BCA) and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and its affiliates (as defined in the BCA) and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Alternative Transaction. If the Sponsor or any Director receives any inquiry or proposal with respect to an Alternative Transaction, then Sponsor or such Director shall promptly (and in no event later than twenty-four (24) hours after the Sponsor or such Director becomes aware of such inquiry or proposal) notify such person in writing that ShoulderUp is subject to an exclusivity agreement with respect to the sale of the Company that prohibits Sponsor or such Director from considering such inquiry or proposal.

4. Representations and Warranties of the Sponsor and the Directors. The Sponsor and each Director hereby severally, but not jointly, represents and warrants to ShoulderUp and the Company as follows:

a. The Sponsor and each such Director is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Sponsor Shares held by the Sponsor or such Director, free and clear of Liens other than as created by this Agreement or Sponsor’s organizational documents (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Sponsor) or the ShoulderUp Organizational Documents, as applicable.

b. The Sponsor and each such Director (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Sponsor Shares owned by them, (ii) has not entered into any voting agreement or voting trust with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s or such Director’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s or such Director’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Each such Director has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Director.

e. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor or such Director from, or to be given by the Sponsor or such Director to, or be made by the Sponsor or such Director with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor or such Director of this Agreement, the consummation of the transactions contemplated hereby or the Business Combination and the other transactions contemplated by the BCA.

f. The execution, delivery and performance of this Agreement by the Sponsor and each such Director does not, and the consummation of the transactions contemplated hereby or the Business Combination and the other transactions contemplated by the BCA will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Sponsor or the ShoulderUp Organizational Documents, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Sponsor or such Director pursuant to any contract binding upon the Sponsor or such Director or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Sponsor or such Director, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s or such Director’s ability to perform its or her obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Business Combination or the other transactions contemplated by the BCA.

g. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Sponsor or such Director or, to the knowledge of the Sponsor or such Director, respectively, threatened against the Sponsor or such Director that questions the beneficial or record ownership of the Sponsor Shares, the validity of this Agreement or the performance by the Sponsor or such Director of its or her obligations under this Agreement.

h. The Sponsor and each such Director understands and acknowledges that each of ShoulderUp and the Company is entering into the BCA in reliance upon the Sponsor’s and each such Director’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor and each such Director contained herein.

5. Further Assurances. From time to time, at either ShoulderUP’s or the Company’s request and without further consideration, the Sponsor and each Director shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. Sponsor and each Director consents to and authorizes the Company or ShoulderUp, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or ShoulderUp, as applicable, reasonably determines to be necessary or advisable in connection with the Business Combination or any other transactions contemplated by the BCA or this Agreement, Sponsor’s or such Director’s identity and ownership of the Sponsor Shares, the existence of this Agreement and the nature of Sponsor’s and the Directors’ commitments and obligations under this Agreement, and Sponsor and each Director acknowledges that the Company or ShoulderUp may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. The Sponsor and each Director also agrees to promptly give the Company or ShoulderUp, as applicable, any information that is in its possession that the Company or ShoulderUp, as applicable, may reasonably request for the preparation of any such disclosure documents, and Sponsor and each Director agrees to promptly notify the Company and ShoulderUp of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Sponsor or such Director shall become aware that any such information shall have become false or misleading in any material respect.

6. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, ShoulderUp, each of the Directors, and the Company.

7. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 8):

If to ShoulderUp, to it at:

ShoulderUp Technology Acquisition Corp.
125 Townpark Drive, Suite 300
Kennesaw, GA 30144
Attention:	Phyllis Newhouse, Chief Executive Officer
Email:	pnewhouse@xtremesolutions-inc.com

with a copy to:

DLA Piper LLP (US)
1201 W Peachtree St NE #2800
Atlanta, GA 30309
Attention:	Gerry Williams
Email:	gerry.williams@dlapiper.com

If to the Sponsor, to it at:

ShoulderUP Technology Sponsor LLC
125 Townpark Drive, Suite 300
Kennesaw, GA 30144
Attention:	Phyllis Newhouse, Chief Executive Officer
Email:	pnewhouse@xtremesolutions-inc.com

If to a Director, to the address or email address set forth for such Director on the signature page hereof.

If to the Company, to it at:

SEE ID, Inc.
3301 N Buffalo, Suite 120
Las Vegas, NV 89129
Attention:	Ed Nabrotzky, Chief Executive Officer
Email:	ed@seeidinc.com

with a copy to (which shall not constitute notice):

Rice Reuther Sullivan & Carroll LLP
3800 Howard Hughes Pkwy, Suite 1200
Las Vegas, NV 89169
Attention:	Krisanne Cunningham
Email:	kcunningham@rrsc-law.com

9. Entire Agreement. This Agreement and the BCA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

10. No Third-Party Beneficiaries. The Sponsor and each Director hereby agrees that its, his, her, or their, as applicable, representations, warranties and covenants set forth herein are solely for the benefit of ShoulderUp and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

11. Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

12. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

14. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

16. Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the term “Section” refers to the specified Section of this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

17. Termination. This Agreement shall terminate upon the earliest of (i) the termination of the BCA in accordance with its terms, and (ii) the time this Agreement is terminated upon the mutual written agreement of ShoulderUp, the Company and the Sponsor (the earliest such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 1, 2 and 3 shall no longer be effective from and after the Closing of the Business Combination; provided further, that the provisions set forth in Sections 8 through 17 shall survive the Termination Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

ShoulderUP Technology Acquisition Corp.

By:
Name:
Title:

ShoulderUP Technology Sponsor LLC

By:
Name:
Title:

SEE ID, Inc.

By:
Name:
Title:

DIRECTORS

By:
Name:	Phyllis Newhouse

Address:

[Signature Page to Sponsor Support Agreement]

By:
Name:	Rashaun Williams

Address:

By:
Name:	Lauren Anderson

Address:

By:
Name:	Danelle Barrett

Address:

By:
Name:	Shawn Henry

Address:

By:
Name:	Janice Bryant Howard

Address:

By:
Name:	Stacey Abrams

Address:

[Signature Page to Sponsor Support Agreement]

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